UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 20, 2015

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336
(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On January 22, 2015, Natural Health Trends Corp. (the “Company”) entered into a Stock Repurchase Agreement with George K. Broady (“Broady”), the Company’s largest stockholder and a member of its board of directors (the “Stock Repurchase Agreement”). The Stock Repurchase Agreement provides for the Company’s purchase from Broady in off-the-market, private transactions of a total of 91,817 shares of the Company’s common stock, which will be purchased at the rate of 5,000 shares each trading day following the date of the Stock Repurchase Agreement until all of such shares are purchased. The shares will be purchased each trading day at a per share price equal to the closing price per share of the Company’s common stock on the preceding trading day, as reported on the primary market in which the Company’s common stock is publicly traded.

The foregoing summary description is subject in all respects to the complete copy of the Stock Repurchase Agreement attached as Exhibit 10.1 to this report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2015 the Company’s board of directors granted 27,832 and 8,454 shares of restricted common stock (the “Restricted Stock”) to each of Chris T. Sharng and Timothy S. Davidson, respectively. The shares of Restricted Stock granted to Messrs. Sharng and Davidson vest on a quarterly basis over the next three years and are subject to forfeiture in the event of their termination of service to the Company under specified circumstances.

Item 8.01     Other Events

The stock repurchase program previously announced by the Company on November 5, 2014 was completed on December 17, 2014. The stock repurchase program, which included both open market purchases and the purchase of shares from Broady, resulted in the Company purchasing a total of 359,840 shares of its common stock for an aggregate purchase price of $4.5 million, plus transaction costs. The shares of common stock to be purchased under the Stock Repurchase Agreement referenced in Item 1.01 of this report are in addition to the shares purchased pursuant to the stock repurchase program completed on December 17, 2014.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Repurchase Agreement dated January 22, 2015 by and between Natural Health Trends Corp. and George K. Broady

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Repurchase Agreement dated January 22, 2015 by and between Natural Health Trends Corp. and George K. Broady